Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Henry Fong, President, Chief Executive Officer and Chairman of the Board of Techs Loanstar, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q/A of Techs Loanstar, Inc. for the period ended July 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Techs Loanstar, Inc.

Dated: June 16, 2011

/s/ Henry Fong Name: Henry Fong Title: President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Techs Loanstar, Inc. and will be retained by Techs Loanstar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.